UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2022

FINANCE OF AMERICA COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Lake Carolyn Parkway, Suite 1550

Irving, Texas 75039

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 202-2666

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange
Warrants to purchase shares of Class A Common Stock	FOA.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)        On February 16, 2022, Patricia L. Cook, Chief Executive Officer and director of Finance of America Companies Inc. (the “Company”), informed the Company of her intention to retire as Chief Executive Officer of the Company, effective upon the appointment of her successor (the “Separation Date”). It is expected that Ms. Cook will remain on the Company’s Board of Directors (the “Board”) through the date of the Company’s 2022 Annual Meeting of Stockholders.

(e)        Ms. Cook was previously granted 1,307,195 restricted stock units on June 17, 2021 (of which 980,397 are unvested as of the date hereof) (the “Specified RSUs”) pursuant to the Finance of America Companies Inc. 2021 Omnibus Incentive Plan, Amended and Restated UFG Holdings LLC Management Long-Term Incentive Plan (the “A&R LTIP”) and an award agreement entered into between Ms. Cook and the Company. In addition, pursuant to the A&R LTIP, Ms. Cook was granted the right to receive up to 136,800 shares of Class A Common Stock of the Company upon specified earnout dates (the “Earnout Rights”) to the extent such dates occur and subject to certain other terms and conditions set forth in the A&R LTIP. In connection with her retirement from the Company, the Company has determined (as approved by the Board and the Compensation Committee of the Board) to fully accelerate upon Ms. Cook’s retirement any Specified RSUs that are then-unvested and outstanding. The Company has also determined (as approved by the Board and the Compensation Committee of the Board) that Ms. Cook’s Earnout Rights will remain outstanding and eligible to vest following her retirement upon the occurrence of the applicable earnout dates. Such equity acceleration and Earnout Right benefits will only apply if (i) Ms. Cook remains employed through the Separation Date and such Separation Date occurs on or prior to December 31, 2022, (ii) Ms. Cook continues to comply with any restrictive covenants to which Ms. Cook is subject, and (iii) Ms. Cook timely executes and does not revoke a release of claims in favor of the Company and its affiliates.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by the Company on February 17, 2022 announcing the Company’s leadership transition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated February 17, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

Dated: February 17, 2022	By:	/s/ Johan Gericke
Johan Gericke
Executive Vice President and Chief Financial Officer